Exhibit 8.1

LIST OF SUBSIDIARIES
Significant subsidiaries:

Wavestream Corporation
Gilat Networks Peru S.A
DataPath Inc.
Stellar Blu Solutions LLC.
RaySat Bulgaria EOOD
Gilat Satellite Networks Spain S.L.